Exhibit 10.1

OWENS & MINOR, INC.

REVISED BASE SALARIES AND STOCK OPTION AND RESTRICTED STOCK

GRANTS TO NAMED EXECUTIVE OFFICERS

Name (1)	Title	Revised Annual Base Salary		Stock Option Grants (shares)(2)		Restricted Stock Grants (shares)
G. Gilmer Minor, III	Chairman and Chief Executive Officer	$780,207		37,500		2,800
Craig R. Smith	President and Chief Operating Officer	$614,100	(3)	37,500	(4)	2,800
Mark Van Sumeren	Senior Vice President, OMSolutions	$408,000		9,375		700
Jeffrey Kaczka	Senior Vice President and Chief Financial Officer	$364,000		5,625		400

(1)	Henry A. Berling, the Registrant’s other named executive officer, retired from the Registrant on January 1, 2005.
(2)	All stock options were granted at an exercise price of $29.58, the closing price of Owens & Minor, Inc. common stock on 4/28/05 (the date of issuance).
(3)	Effective July 1, 2005 when Mr. Smith assumes the position of President and Chief Executive Officer, his annual base salary shall be adjusted to $700,000.
(4)	On July 1, 2005 when Mr. Smith assumes the position of President and Chief Executive Officer, he will receive a grant of 50,000 stock options at an exercise price equal to the closing price of Owens & Minor, Inc. common stock on such date.